UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2016

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10555 Richmond Avenue, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 14, 2016, Ignite Restaurant Group, Inc. (the “Company”) and its direct and indirect subsidiaries entered into a Separation Agreement and General Release (the “Agreement”) with David Catalano, the Company’s former Chief Operating Officer, who resigned from the Company effective July 14, 2016 (“Separation Date”). Pursuant to the terms of the Agreement, Mr. Catalano will receive severance payments equal to his base salary as in effect on the Separation Date for a period of six months, paid in substantially equal installments in accordance with the Company’s customary payroll practices, along with a lump sum cash payment equivalent to the applicable COBRA premium for six months. The Company will also pay Mr. Catalano a lump sum amount for accrued and unused vacation, less applicable withholdings and deductions. The Agreement contains customary confidentiality provisions and a mutual release of claims between the Company and Mr. Catalano.

The foregoing description of the Agreement is a general description and is qualified in its entirety by reference to the actual agreement, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the second quarter ended June 27, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 14, 2016

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Brad A. Leist
Brad A. Leist
Senior Vice President and Chief Financial Officer